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                                                                     Exhibit 5.1


WILMER CUTLER PICKERING
  HALE AND DORR LLP
                                                             60 STATE STREET
                                                             BOSTON, MA 02109
                                                             +1 617 526 6000
                                                             +1 617 526 5000 FAX
December 8, 2004                                             wilmerhale.com


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701


Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed, on the date hereof, by Casella Waste Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Company's:

         (i) common stock, $0.01 par value per share (the "Common Stock");

         (ii) preferred stock, $0.01 par value per share (the "Preferred
Stock");

         (iii) senior subordinated debt securities (the "Senior Debt
Securities");

         (iv) junior subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

         (v) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the "Warrants"); and

         (vi) units, consisting of one or more securities, including Common Stock, Preferred Stock, Debt Securities and Warrants, in any combination (the "Units" and, collectively with the Common Stock, Preferred Stock, Debt Securities and Warrants, the "Securities");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000.

         The Senior Debt Securities will be issued pursuant to an Indenture dated as of January 24, 2003 by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the "Indentures").


       BALTIMORE     BERLIN     BOSTON     BRUSSELS     LONDON     MUNICH
 NEW YORK    NORTHERN VIRGINIA    OXFORD    PRINCETON    WALTHAM    WASHINGTON

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Casella Waste Systems, Inc.
December 8, 2004
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         Warrants may be issued pursuant to a Warrant Agreement between the
Company and a bank or trust company as Warrant Agent.

         Units may be issued pursuant to a Unit Agreement between the Company and a bank or trust company as Unit Agent.

         We are acting as counsel for the Company in connection with the filing of the Registration Statement and have examined the Registration Statement including the exhibits thereto. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Second Amended and Restated By-Laws (the "By-Laws"), each as restated and/or amended to date, and such other documents, corporate records, instruments, laws and regulations as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents who are natural persons. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

         We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that the Indentures will be duly authorized, executed and delivered by all parties thereto other than the Company, that the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, and that the Unit Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to an Indenture, Warrant Agreement or Unit Agreement other than the Company. We have assumed that such agreements are the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for

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Casella Waste Systems, Inc.
December 8, 2004
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purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-Laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

         2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the appropriate Certificate of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-Laws, each as restated and/or amended to date, and assuming such terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and non-assessable.

         3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute

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Casella Waste Systems, Inc.
December 8, 2004
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valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement relating to the Units and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed and delivered in accordance with the Unit Agreement relating to the Units and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K

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Casella Waste Systems, Inc.
December 8, 2004
Page 5


under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,


WILMER CUTLER PICKERING
HALE AND DORR LLP


By:  /s/ Jeffrey A. Stein
     ---------------------------------
     Jeffrey A. Stein, a Partner